Exhibit 99.2

EXECUTION COPY

FINANCING AGREEMENT

The CIT Group/Business Credit, Inc.

(as Lender)

And

Hall, Kinion and Associates, Inc.,

Group-Ipex, Inc.,

And

Onstaff Acquisition Corp.

(as Borrowers)

Dated: June 13, 2003

EXHIBIT

Exhibit A – Blocked Account Agreement

Exhibit B – Borrowing Base Certificate

Exhibit C – General Continuing Guaranty

Exhibit D – Stock Pledge Agreement

Exhibit E – Suretyship Agreement

Exhibit F – Subordination Agreement

i

SCHEDULES

Schedule 1 – Company and Collateral Information

Schedule 2 – Guarantor Information

ii

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CIT”), with offices located at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071 is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to HALL, KINION & ASSOCIATES, INC., a Delaware corporation (“HKA”), GROUP-IPEX, INC., a California corporation (“Ipex”), and ONSTAFF ACQUISITION CORP., a Delaware corporation (“Onstaff” and together with HKA and Ipex, each individually a “Company” and collectively, jointly and severally, the “Companies”), each with a principal place of business at 75 Rowland Way, Suite 200, Novato, California 94945.

SECTION 1. Definitions.

Accounts shall mean all of each of the Companies’ now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of each of the Companies’ sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Companies’ trade names or styles, or through any of the Companies’ divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of Fifty Thousand Dollars ($50,000.00) which shall be paid to CIT in accordance with Paragraph 8.7 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

Anniversary Date shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

Applicable Margin shall mean:

(a) from and including the date hereof until June 30, 2004, for any Chase Bank Rate Loan, one and one-quarter percent (1.25%) per annum, and for any LIBOR Rate Loan, three and one-half percent (3.5%) per annum (the “Initial Margin”); and

(b) the Applicable Margin may be increased or decreased, from time to time after the first (1st) anniversary of the Closing Date, to the relevant Applicable Margin set forth in the table below that corresponds to the highest pricing level (with level 1 being the highest) with respect to which the Companies have met the Consolidated Net Income level set forth therein for the four Fiscal Quarters immediately preceding the date of determination commencing with the four Fiscal Quarters ending June 27, 2004:

Pricing Level	Consolidated Net Income	Applicable Margin for LIBOR Rate Loans:	Applicable Margin for Chase Bank Rate Loans:
1	Less than $0.00	3.50%	1.25%
2	More than $0.00 but less than or equal to $3,000,000.00	3.25%	1.00%
3	More than $3,000,000.00	2.75%	0.50%

Any adjustment to the prevailing Applicable Margin shall be effective on the first (1st) Business Day of Companies’ fiscal quarters for which CIT has received and reviewed fiscal quarter end financial statements in accordance with any requirements established by CIT for the preparation and delivery thereof. Notwithstanding anything in this Agreement to the contrary, in the event that, the audited financial statements of the Companies required hereunder for such fiscal year shall indicate that the actual Consolidated Net Income was lower for any fiscal quarter in such fiscal year than previously reported in the quarterly financial statements for such quarter, then the Applicable Margins shall be adjusted retroactively (to the effective date of the Applicable Margins which were based upon the delivery of such incorrect financial statements) to reflect the correct margin, and the Companies shall make payments to CIT to reflect such adjustment.

Availability shall mean, as to the Collective Borrowers at any time of calculation, the amount by which: (a) the CB Borrowing Base exceeds (b) the outstanding aggregate amount of all of the Collective Borrowers’ Obligations, but excluding the Letters of Credit and Letter of Credit Guaranties and shall mean, as to Onstaff at any time of calculation, the amount by which: (a) the Onstaff Borrowing Base exceeds (b) the outstanding aggregate amount of all of Onstaff’s Obligations but excluding the Letters of Credit and Letter of Credit Guaranties; provided that in the calculation of Availability, the Obligations of a Company shall not be accounted for more than once (i.e., joint and several liability shall not reduce the amount of Availability).

Availability Reserve shall mean, as to any Company, the sum of: (a) (i) at CIT’s discretion and in the event that Company has not delivered to CIT a landlord’s waiver in form and substances reasonably satisfactory to CIT, up to three (3) months rental payments or similar charges for the Company’s chief executive offices located at 75 Rowland Way, Suite 200, Novato, California, provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, and/or (y) any change in the amount of rental or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit and Letter of Credit Guaranties pursuant to Section 5 hereof; (c) the Empire House Reserve, and (d) such other reserves as CIT deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in such Company’s business, industry, prospects, profits, operations or financial condition, or (ii) other issues, circumstances or facts that could otherwise negatively impact the Companies, or any one of them, their business, prospects, profits, operations, industry, financial condition or assets.

Bankruptcy Code shall mean The Bankruptcy Reform Act of 1978 (Pub. L. No. 95-598; 11 U.S.C. §§ 101 et seq.), as amended or supplemented, from time to time, or any successor statute, and any and all rules and regulations issued or promulgated from time to time in connection therewith.

Blocked Account shall mean each deposit account owned by a Company which is governed by a lockbox, blocked account or similar agreement in form substantially similar to Exhibit A hereto and which account is subject to the written instructions only from CIT in accordance with the terms of Paragraph 3.4 hereof.

Borrowing Base shall mean the CB Borrowing Base, the Onstaff Borrowing Base, or both, as applicable.

Borrowing Base Certificate shall mean a certificate delivered to CIT, substantially in the form attached hereto as Exhibit B, which calculates in reasonable detail acceptable to CIT, the applicable Borrowing Base as of the date indicated on the certificate.

Business Day shall mean any day on which CIT and JPMorgan Chase Bank are open for business.

Capital Expenditures shall mean, for any period, the aggregate of all expenditures of the Companies during such period on account of property, plant, equipment or similar fixed assets, or software used in the operation of Companies’ business (but only to the extent such software is capitalized in conformity with GAAP), that, in conformity with GAAP, are required to be included in or reflected in the balance sheet of the Companies.

Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Companies’ business operations.

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

CB Borrowing Base shall mean, as to the Collective Borrowers, eighty-five percent (85%) of the Collective Borrowers’ aggregate outstanding Eligible Accounts Receivable, provided, however, that if the then Dilution Percentage is greater than four percent (4%), then the rate of advance herein shall be reduced by the amount of such excess Dilution Percentage over such percentage, less any applicable Availability Reserves.

Chase Bank Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT and each of the conditions precedent to the effectiveness of this Financing Agreement have been fulfilled or waived.

Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of HKA’s Subsidiaries and Other Collateral of each of the Companies.

Collection Day shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Companies’ Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of this Financing Agreement.

Collective Borrowers shall mean HKA and Ipex.

Comerica Bank shall mean Comerica Bank – California, a California banking corporation.

Commitment Letter shall mean the Commitment Letter, dated May 13, 2003, issued by CIT to, and accepted by, the Companies.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for HKA and its consolidated Subsidiaries (including Onstaff and Ipex), eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidated Net Income shall mean the consolidated net income of HKA and its Subsidiaries determined in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for HKA and its Subsidiaries (including Onstaff and Ipex), showing all eliminations of inter-company transactions, including a balance sheet for each Company exclusively, all prepared in accordance with GAAP.

Copyrights shall mean all of each of the Companies’ present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Current Assets shall mean those assets of the Companies which, in accordance with GAAP, are classified as current.

Current Liabilities shall mean those liabilities of the Companies which, in accordance with GAAP, are classified as “current,” provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered “current liabilities.”

Default shall mean any event specified in Paragraph 10.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum equal to the rate of interest in effect at such time pursuant to the terms hereof plus two percent (2%); provided that with respect to any amount not paid when due (whether principal, interest, or otherwise), the Default Rate of Interest means the Chase Bank Rate in effect at such time plus the Applicable Margin plus two percent (2%).

Dilution Percentage shall mean, as of the date of determination, the then sum of the Collective Borrowers’ or Onstaff’s, as applicable, credits, claims, allowances, discounts, write-offs, contras, off-sets and deductions divided by the then sum of sales, all calculated on a rolling ninety (90) day average, as determined and calculated by CIT from time to time.

Documentation Fee shall mean CIT’s standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all of each of the Companies’ present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing and in each case, not included in the definition of “Accounts”.

Early Termination Date shall mean the date on which the Companies or any one of them terminates this Financing Agreement and the Revolving Line of Credit which date is prior to an Anniversary Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof.

Early Termination Fee shall: (a) mean the fee CIT is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit and this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Line of Credit by (i) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (ii) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (iii) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to an Anniversary Date. Notwithstanding the foregoing, the termination fee will be zero percent (0%) if the Companies’ prepay in full, in cash, the Obligations hereunder due to either of the following: (i) on or after December 14, 2004, Comerica Bank refinances the Obligations; or (ii) on or after June 14, 2004, a third party which is not an affiliate of HKA, acquires, in an arms length transaction, fifty-one percent (51%) or more of HKA’s outstanding shares of stock (by merger, tender offer or otherwise) or fifty-one percent (51%) or more of HKA’s assets.

EBITDA shall mean, in any period, all consolidated earnings of the Companies and their consolidated Subsidiaries before all (i) interest and tax obligations, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of (x) extraordinary and/or non-reoccurring gains or losses, including, but not limited to, restructuring charges and expenses (determined in accordance with GAAP) for such period, and (y) all non-cash gains, losses, expenses and charges, including, without limitation, expenses recognized in connection with the forgiveness of loans to Brenda Rhodes and the issuance and repricing of stock options to the extent they are used in determining consolidated earnings in accordance with GAAP.

Electronic Trade Receivables means Trade Receivables that result from an invoice submitted electronically by one of the Companies to its customer.

Eligible Accounts Receivable shall mean, as to each of Collective Borrowers and Onstaff, the gross amount of such Company’s Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT’s satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) Accounts that remain unpaid more than sixty (60) days after their due date, (v)

contra accounts and Accounts as to which CIT, in its reasonable judgement, determines that a customer may have a right of offset; (vi) sales by one Company to any other Company, any Subsidiary, or to any company affiliated with the Companies in any way; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date or sixty (60) days from the relevant invoice due date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xii) sales not payable in United States currency; and (xiii) Accounts with respect to a customer whose total obligations owing to the Companies exceed fifteen percent (15%) of all Eligible Accounts to the extent of the obligations owing by such customer in excess of such percentage; (xiv) Interim Receivables; (xv) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

Empire House shall mean that real property and improvements located at 1403 Empire Avenue, Park City, Utah.

Empire House Reserve shall mean an Availability Reserve in an amount equal to fifty percent (50%) of proceeds derived from the sale of the Empire House.

Equipment shall mean all of each Companies’ present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Eurocurrency Reserve Requirements for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to CIT and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by CIT and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Fiscal Month shall mean Companies’ fiscal month consisting of four (4) or five (5) weeks.

Fiscal Quarter shall mean, with respect to the Companies, each three (3) Fiscal Month period ending on the last Sunday of each of March, June, September, and December of each Fiscal Year.

Fiscal Year shall mean a period of four (4) Fiscal Quarters ending on the last Sunday of December and every four (4) Fiscal Quarters thereafter.

Fixed Charge Coverage Ratio shall mean the ratio determined by dividing EBITDA by the sum of: (i) interest expense, plus, (ii) debt service (including payments on Capital Leases) to the extent not included in interest expense, plus (iii) Capital Expenditures not financed by a non-affiliated thirty party and actually incurred during such period, plus (iv) taxes paid by Companies in cash during such period, plus (v) payments relating to restructuring charges, (vi) plus distributions and dividends paid in cash.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

General Intangibles shall mean all of each of the Companies’ present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company’s General Intangibles, in each case, not included in the definition of “Accounts”.

Guaranties shall mean each of those certain General Continuing Guaranties, dated as of even date herewith, executed and delivered by the Guarantors guaranteeing the Obligations substantially in the form attached hereto as Exhibit C.

Guarantors shall mean the Persons set forth on Schedule 2 attached hereto.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Interest Period shall mean:

(a) with respect to any initial request by any of the Companies for a LIBOR Loan, a one month, two month, three month, or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three months, or six month thereafter, as applicable; and

(b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of any of the Companies, any one month, two month, three month, or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three months, or six month thereafter, as applicable;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

(ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

(iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JP Morgan Chase Bank quotes an applicable rate or CIT determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by JP Morgan Chase Bank or CIT will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Companies shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

Interim Receivables means Accounts where invoices have been generated on a weekly basis but where such weekly invoices are held by the relevant Company and not submitted to the relevant customer for payment until the end of a pre-arranged period (for example, monthly).

Interim Receivables shall not be deemed Trade Receivables until the time they are submitted to the relevant customer for payment.

Inventory shall mean all of each of the Companies’ present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods – and all proceeds thereof of whatever sort, in each case, not included in the definition of “Documents of Title”.

Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

Issuing Bank shall mean the bank issuing Letters of Credit for the Companies.

Letters of Credit shall mean all letters of credit issued with the assistance of CIT in accordance with Section 5 hereof by the Issuing Bank for or on behalf of a Company.

Letter of Credit Guaranty shall mean the guaranty delivered by CIT to the Issuing Bank of any Company’s reimbursement obligations under the Issuing Bank’s reimbursement agreement, application for Letter of Credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee CIT may charge the Companies under Paragraph 8.3 of this Financing Agreement for: a) issuing a Letter of Credit Guaranty, and/or b) otherwise aiding the Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Letter of Credit Sub-Line shall mean the commitment of CIT to assist the Companies in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of Two Million Dollars ($2,000,000.00).

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at CIT’s election (i) the rate set forth in the New York edition of The Wall Street Journal under the “Money Rates” section for “London Interbank Offered Rates”, (ii) the applicable LIBOR quoted to CIT by JPMorgan Chase Bank (or any successor thereof), or (iii) the rate of interest determined by CIT at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate Page (or any successor thereof) 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by CIT) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR Lending Office with respect to CIT, shall mean the office of JPMorgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

LIBOR Loan shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CIT, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

Line of Credit shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement and (b) assist any of the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to Sixteen Million Dollars ($16,000,000.00).

Loan Documents shall mean and include this Financing Agreement, the Stock Pledge Agreement, the Suretyship Agreement, the Subordination Agreement, the Mortgages, and each of the documents, agreements, and instruments executed from time to time in connection herewith and therewith, as the same may be amended, restated, modified, supplemented or replaced.

Loan Facility Fee shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Paragraph 8.6 of this Financing Agreement.

Lockbox Agreement shall have the meaning set forth in Paragraph 3.4(b) hereof.

Mortgages shall mean, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by the Companies in favor of CIT, in form and substance reasonably satisfactory to CIT, that encumbers the Real Estate and the related improvements thereto.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Companies, or any one of them, or to others for the Companies’ account (including, without limitation, all Revolving Loans, Letter of Credit Guaranties); any and all indebtedness and obligations which may at any time be owing by the Companies, or any one of them, to CIT howsoever arising, whether now in existence or incurred by the Companies, or any one of them, from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Companies’ Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies, or any one of them, are liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Companies, or any one of them, under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Companies and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of any of the Companies’ operations, premises or waste disposal practices or sites in accordance with Paragraph 7.7 hereof; the Companies’ liability to

CIT as maker or endorser of any promissory note or other instrument for the payment of money; any of the Company’s liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Companies’ account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT’s acceptance of drafts or CIT’s endorsement of notes or other instruments for the Companies’ account and benefit.

Onstaff Borrowing Base shall mean, as to Onstaff, eighty-five percent (85%) of Onstaff’s aggregate outstanding Eligible Accounts Receivable, provided, however, that if the then Dilution Percentage is greater than four percent (4%), then the rate of advance herein shall be reduced by the amount of such excess Dilution Percentage, less any applicable Availability Reserves.

Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

Other Collateral shall mean all of each of the Companies’ now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property; all cash and other monies and property in the possession or control of CIT; all books, records, Time Cards, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CIT’s reasonable present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and “insufficient funds” of deposited checks and CIT’s standard fees relating thereto, any amounts paid by, incurred by or charged to, CIT by the Issuing Bank under a Letter of Credit Guaranty or a Company’s reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CIT’s standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of CIT’s personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of this Financing Agreement, and title insurance premiums, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

Overadvance has the meaning set forth in Paragraph 3.8.

Patents shall mean all of each of the Companies’ present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangibles, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by CIT, and extensions, renewals, replacements, refundings or refinancings thereof; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Companies in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the Companies of their business or the property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (g) liens granted CIT by the Companies or any one of them; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, Fifty Thousand Dollars ($50,000.00) (other than liens bonded or insured to the reasonable satisfaction of CIT); and (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Paragraph 7.6 hereof.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date; and (g) earnout payments payable to the shareholders of Onstaff, subject to satisfaction of the contractual milestones.

Person shall mean an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Purchase Money Liens shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, One Hundred Thousand Dollars ($100,000.00) in any Fiscal Year.

Real Estate shall mean each of the Company’s fee and/or leasehold interests in real property, including the Empire House and any other such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee.

Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount equal to the lesser of: (i) an amount equal to the aggregate sum of Companies’ collections from Accounts for forty-five (45) day period immediately preceding the date of determination and (ii) Sixteen Million Dollars ($16,000,000.00).

Revolving Loan Account shall mean the accounts on CIT’s books, in each of Collective Borrowers’ and Onstaff’s name, in which each of Collective Borrowers and Onstaff, as applicable will be charged with all applicable Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by CIT pursuant to Section 3 of this Financing Agreement.

Severance Payment means any and all severance payments that may be made to Subordinating Creditor, as more specifically described in that certain Employment Agreement, dated as of January 1, 2001, by and between HKA and Subordinating Creditor.

Stock shall mean all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity (including membership interests in a limited liability company), whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

Stock Pledge Agreement shall mean that certain Stock Pledge Agreements, dated as of even date herewith, by and between HKA and CIT, with respect to the pledge by HKA of its ownership interest in the Stock of all of its Subsidiaries, substantially in the form attached hereto as Exhibit D.

Subordinated Debt shall mean the debt or other monetary obligation due a Subordinating Creditor (and the note(s) or other agreements evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to CIT.

Subordinating Creditor shall mean Brenda Rhodes and any other party hereafter executing a Subordination Agreement.

Subordination Agreement shall mean the agreement (in form and substance satisfactory to CIT) among the Companies, a Subordinating Creditor and CIT pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies’ Obligations to CIT.

Subsidiary shall mean as to any Person, a corporation, limited liability company, partnership or other entity of which shares of Stock ordinary voting power (other than Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Financing Agreement shall refer to a Subsidiary or Subsidiaries of HKA.

Suretyship Agreement shall mean that certain Suretyship Agreement, dated as of even date herewith, by and between the Companies and CIT, with respect to the Companies’ joint and several obligations under this Financing Agreement and the Loan Documents, substantially in the form attached hereto as Exhibit E.

Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

Time Cards shall mean those certain timesheets computed by each employee of any Company, signed by the relevant customer, and submitted weekly to such Company and detailing the hours worked by the relevant employee.

Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

Trade Accounts Receivable shall mean that portion of each of the Companies’ Accounts which arises from the rendition of services in the ordinary course of the Companies’ business and shall include Electronic Trade Receivables, but shall not include Interim Receivables until the time they are submitted to the relevant customer for payment.

Trademarks shall mean all of each of the Companies’ present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of California.

Unrestricted Cash means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents of the Companies, determined in accordance with GAAP, freely usable by the Companies for ordinary course of their business expenses.

Working Capital shall mean Current Assets in excess of Current Liabilities.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2. Conditions Precedent.

2.1 The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

(a) Lien Searches - CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by each of the Companies.

(b) Casualty Insurance - Each of the Companies shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of this Financing Agreement.

(c) UCC Filings - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(d) Board Resolution - CIT shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantors (as the case may be authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant

Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(e) Corporate Organization - CIT shall have received (i) a copy of the Certificate of Incorporation of each of the Companies and the Guarantors certified by the Secretary of State of the states of their incorporation, and (ii) a copy of the By-Laws of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

(f) Officer’s Certificate - CIT shall have received an executed Officer’s Certificate of each of the Companies, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

(g) Opinions - Counsel for the Companies and the Guarantors shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: (x) this Financing Agreement, the Guaranties and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract, listed in an exhibit to the opinion, to which the Companies or any one of them or the Guarantors are signatories or by which the Companies or any one of them or the Guarantors or their assets are bound.

(h) Absence of Default - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Companies or any one of them, the Guarantors or any of the Companies’ Subsidiaries.

(i) Legal Restraints/Litigation - As of the Closing Date, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or any one of them, or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies or any one of them or the Guarantors or their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies or any one of them and/or the Guarantors.

(j) Guaranties - The Guarantors shall have executed and delivered to CIT the Guaranties, substantially in the form attached hereto as Exhibit C, guaranteeing all present and future Obligations of the Companies.

(k) Subordination Agreement - The Subordinating Creditor shall have executed and delivered to CIT a Subordination Agreement, substantially in the form attached hereto as Exhibit F, subordinating the Severance Payment to the prior payment and satisfaction of the Obligations of the Companies.

(l) Cash Budget Projections - CIT shall have received, reviewed and been satisfied with a cash budget projection for the twelve (12) months ending December 28, 2003 prepared by each of the Companies on the form provided by CIT.

(m) Stock Pledge Agreement - HKA shall (i) execute and deliver to CIT a Stock Pledge Agreement, substantially in the form attached hereto as Exhibit D, pledging to CIT as Other Collateral for the Obligations of the Companies not less than one hundred percent (100%) of the issued and outstanding Stock of each of the Subsidiaries of HKA and, (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

(n) Loan Documents - Each of the Companies shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies and CIT.

(o) Disbursement Authorization - The Companies shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

(p) Examination & Verification - CIT shall have completed, to its satisfaction, an examination and verification of the Accounts, financial statements, books and records of each of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least Four Million Dollars ($4,000,000.00), as evidenced by a Borrowing Base Certificate delivered by the Collective Borrowers and Onstaff, respectively, to CIT as of the Closing Date, all as more fully required by the CIT Commitment Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies’ business and consistent with their past practice.

(q) Blocked Accounts; Notification to Account Debtors - Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as contemplated hereunder and as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Companies, CIT and the depository bank), which shall be in form and substance satisfactory to CIT. In addition, a notification letter shall have been sent to all of the Companies’ account debtors directing each of them to make payments on their Accounts directly to the lockbox arrangement established under the Lockbox Agreement.

(r) Existing Revolving Credit Agreement - The Companies’ existing credit agreement with Comerica Bank (the “Existing Lender”) shall be: (i) terminated; (ii) all loans and obligations of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement; and (iii) all liens or security interests in favor of the Existing Lender on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

(s) Mortgages - The Companies shall have executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT, such Mortgages as CIT may reasonably require to obtain first liens on the Real Estate.

(t) Title Insurance Policies - CIT shall have received, in respect of each mortgage or deed of trust, a mortgagee’s title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to CIT; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CIT; (iii) name CIT as the insured thereunder; and (iv) contain such endorsements and effective coverage as CIT may reasonably request, including, without limitation, the revolving line of credit endorsement. CIT shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

(u) Schedules - The Companies or their counsel shall provide CIT with schedules of: (a) any of the Companies’ and their Subsidiaries (i) Trademarks, (ii) Patents, and (iii) registered Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Liens, all of the foregoing in form and substance satisfactory to CIT.

(v) CIT Commitment Letter - Each of the Companies shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Commitment Letter.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and CIT shall otherwise agree in writing.

2.2 Conditions Subsequent.

The obligation of CIT to continue to make any extension of credit hereunder is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth below (the failure by the Companies to so perform or cause to be performed such conditions subsequent shall constitute an Event of Default hereunder):

(a) On or before December 31, 2003, CIT shall have received evidence of the dissolution of the following inactive Subsidiaries of HKA: (i) TKI Acquisition Corporation; (ii) Interactive Acquisition Corporation; (iii) TA Acquisition Corporation; and (iv) Huntington Acquisition Corporation; and

(b) On or before December 31, 2003, Companies will use their reasonable best efforts to upgrade the billing and collections module of their accounting system to PeopleSoft 8.

2.3 Conditions to Each Extension of Credit .

Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

(c) Borrowing Base - Except as may be otherwise agreed to from time to time by CIT and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Companies on such date, the aggregate outstanding balance of the Revolving Loans owing by each of the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) such Company’s Borrowing Base.

Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and CIT shall otherwise agree herein or in a separate writing.

SECTION 3. Revolving Loans.

3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time, and within the Availability, to make loans and advances to the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and reborrow Revolving Loans). Such loans and advances shall be in amounts not to exceed the Companies’ applicable Borrowing Base, or, in the aggregate, the Revolving Line of Credit. Revolving Loans may be made to Onstaff based upon the Onstaff Borrowing Base, and to the Collective Borrowers based upon the CB Borrowing Base. All requests for loans and advances must be received by an officer of CIT no later than 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required.

3.2 In furtherance of the continuing assignment and security interest in each of the Companies’ Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT’s convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon CIT’s request, each of the Companies shall provide CIT with copies of agreements with, or purchase orders from, such Companies’ customers, and copies of invoices to customers, copies of Time Cards, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes CIT to regard the Companies’ printed name or rubber stamp of an authorized officer’s signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies’ authorized officers or agents.

3.3 Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide rendition of services to customers, made by the Companies in the ordinary course of their business, and the Trade Accounts Receivable created, are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Companies; and the Companies’ customers have accepted the services, as evidenced by a signed Time Card or Time Cards, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5. The Companies confirm to CIT that any and all Taxes or fees relating to their business, their sales, the Accounts relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.6 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. Each of the Companies also warrant and represent that they are duly and validly existing corporations and are qualified in all states where the failure to so qualify would have a material adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts as CIT may reasonably require and agree that the books and records of the Companies will reflect CIT’s interest in the Accounts. All of the books and records of the Companies will be available to CIT at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

3.4 (a) Pursuant to the Lockbox Agreement, each of the Companies shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in a Blocked Account; (ii) direct all of their account debtors to deposit any and all proceeds of Collateral to the Blocked Account; (iii) irrevocably authorize and direct any banks which maintain the Companies’ initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Blocked Account; and (iv) advise all such banks of CIT’s security interest in such funds. The Companies shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to the Collection Day, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of “collected funds” at CIT’s bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instruments received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

(b) The Companies shall establish and maintain, in their name and at their expense, deposit accounts with such banks as are acceptable to CIT (the “Blocked Accounts”) into which shall be deposited pursuant to the Lockbox Agreement: (i) all proceeds of Collateral received by any of the Companies, including all amounts payable to the Companies from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Companies at each of their locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to CIT (the “Lockbox Agreements”), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Lockbox Agreements, and under applicable law, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. The Companies hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Accounts or other Collateral or otherwise, shall be the property of CIT.

3.5 The Companies agree to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, rejections, in their weekly and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time;

and (b) promptly of any such matters which are material, as a whole, to the Accounts. The Companies agree to issue credit memoranda promptly (with duplicates to CIT upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with CIT’s name (as secured party) and held by the Companies for CIT’s account.

3.6 (a) Subject to (b) below, CIT shall maintain a Revolving Loan Account on its books in which Onstaff and the Collective Borrowers will be charged with all loans and advances made by CIT to either Onstaff or the Collective Borrowers, as applicable, to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney’s fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by CIT from the Companies or from others for the Companies’ account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CIT’s right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Companies’ contracts or obligations relating to the Accounts.

(b) In order to utilize the collective borrowing powers of the Companies in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Companies on CIT’s books, the Companies have requested, and CIT has agreed to handle accounts of the Companies on CIT’s books on a combined basis, all in accordance with the following provisions: (i) in lieu of maintaining separate accounts on CIT’s books in the name of each of the Companies, CIT shall maintain one account under the name of the Collective Borrowers and Onstaff. Confirmatory assignments of Accounts will continue to be made to CIT by each of the Collective Borrowers and Onstaff. Loans and advances made by CIT to any of the Companies will be charged to the Revolving Loan Account, along with any charges and expenses under this Financing Agreement; (ii) each month CIT will render to the Companies one extract of the Revolving Loan Account, which shall be deemed to be an account stated as to each of the Companies and which will be deemed correct and accepted by all of the Companies unless CIT receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by CIT. It is expressly understood and agreed by each of the Companies that CIT shall have no obligation to account separately to any of the Companies; (iii) requests for loans and advances may be made by HKA, as agent for the Collective Borrowers or Onstaff, and CIT is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Companies that CIT shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Companies or (y) any of CIT’s expenses and charges relating thereto. All loans and advances are made for the Revolving Loan Account; (iv) the Companies jointly and severally unconditionally guarantee to CIT the prompt payment in full of (A) all loans and advances made and to be made by CIT to any of them under this Financing Agreement, as well as (B) all other Obligations of the Companies to CIT; (v) All Accounts assigned to CIT by any of the Companies and any other collateral security now or hereafter given to CIT by any of the Companies (be it Accounts or otherwise), shall secure all loans and advances made by CIT to any of the Companies, and shall be deemed to be pledged to CIT as security for any and all other Obligations of the Companies to CIT as set forth under this Financing Agreement, the Guaranties, or any other agreements between CIT and any of the Companies; (vi) It is understood that the handling of the accounts of the Companies in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Companies and at their request, and that CIT shall incur no liability to the Companies as a result hereof. To induce CIT to do so, and in consideration thereof, each of the Companies hereby agrees to indemnify CIT and hold CIT harmless against any and all liability, expense, loss or claim of damage or injury, made against CIT by any of the Companies or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Companies as herein provided, (2) CIT relying on any instructions of any of the Companies, or (3) any other action taken by CIT in accordance with this subparagraph (b) of Paragraph 3.6 of this Financing Agreement; provided, however, that the foregoing indemnification shall not extend to liability, expenses loss or claim of damage or injury arising from willful misconduct or gross negligence of CIT; and (vii) The foregoing request was made because the Companies are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Companies as required for the continued successful operation of each of the Companies. Each of the Companies expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Companies is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed CIT that:

(A) HKA, in order to increase the efficiency and productivity of each of the Companies, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the Companies and itself and manages and timely pays the accounts payable of each of the Companies;

(B) HKA is further enhancing the operating efficiencies of the Companies by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the Companies which will result in reducing the operating costs of each of the Companies; and

(C) Since the Companies are now engaged in an integrated operation that requires financing on an integrated basis and since the Companies expect to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each of the Companies in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each of the Companies and the existing back-office practices of the Companies, each of the Companies has requested that all Revolving Loans and advances be disbursed upon the request of HKA or Onstaff and to bank accounts managed solely by HKA and that HKA will manage for the benefit of each Company the expenditure and usage of such funds.

3.7 After the end of each month, CIT shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon each of the Companies and shall constitute an account stated between the Companies and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

3.8 In the event that the outstanding Revolving Loans exceed the lesser of either (i) the applicable Borrowing Base or (ii) the Revolving Line of Credit (an “Overadvance”), the Companies’ shall immediately pay to CIT, in cash, the amount of such excess which amount shall be used by CIT to reduce the Obligations.

SECTION 4. Intentionally Omitted

SECTION 5. Letters of Credit.

In order to assist the Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CIT’s credit to the Companies and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below.

5.1 Within the Revolving Line of Credit and Availability, CIT shall assist each of the Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. CIT’s assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CIT’s sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CIT, the Issuing Bank and the Companies, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit issued hereunder for any Company shall be reserved dollar for dollar from either Collective Borrowers’ Availability or Onstaff Availability, as applicable, as an Availability Reserve. In reserving against Availability for Letters of Credit, if the relevant Letter of Credit is issue for the account of HKA or Ipex the relevant Availability Reserve shall be applied against the Collective Borrowers’ Availability and if the relevant Letter of Credit is issued for the account of Onstaff, the relevant Availability Reserve shall be applied against Onstaff Availability.

5.2 CIT shall have the right, without notice to any of the Companies, to charge a Company’s Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CIT under the Letters of Credit Guaranty at the earlier of (a) payment by CIT under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to the Companies’ Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of this Financing Agreement.

5.3 Each of the Companies unconditionally indemnifies CIT and holds CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for any Company’s account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CIT under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by CIT for any of the Companies account by the Issuing Bank shall be conclusive on CIT and may be charged to such Company’s Revolving Loan Account.

5.4 CIT shall not be responsible for: (a) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; and (b) any deviation from instructions.

5.5 The Companies agree that any action taken by CIT, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on each of the Companies and shall not result in any liability whatsoever of CIT to the Companies. In furtherance thereof, CIT shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents; (c) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (d) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT’s sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Company’s instructions with respect thereto, CIT may exercise its rights hereunder in its sole and reasonable business judgement. In addition, without CIT’s express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CIT, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

5.6 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. Collateral.

6.1 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of their:

(a) Accounts;

(b) Inventory;

(c) General Intangibles;

(d) Documents of Title;

(e) Other Collateral;

(f) Equipment; and

(g) Real Estate.

6.2 The security interests granted hereunder shall extend and attach to:

(a) All Collateral which is owned by any of the Companies or in which the Companies have any interest, whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies’ interest in such Equipment is as owner, finance lessee or conditional vendee;

(b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

(c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Companies from the Companies’ customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

6.3 The Companies hereby agree to, no later than the next Business Day following receipt, forward any and all proceeds of Collateral to the Blocked Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT.

6.4 The Companies agree at their own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Companies also agree to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT’s security interest. Absent CIT’s prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Companies in the ordinary course of their business and as set forth herein. The Companies may, in the ordinary course of their business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate; and (b) the proceeds of any such sales or dispositions shall be held in trust by the Companies for CIT and shall be immediately delivered to CIT by deposit to the Blocked Account, provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by CIT. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Accounts may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

6.6 Notwithstanding CIT’s security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT’s rights hereunder.

6.7 Any balances to the credit of the Companies and any other property or assets of the Companies in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

6.8 Each of the Companies possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and the Companies shall maintain their rights in, and the value of, but in each case subject to applicable requirements of GAAP, including Financial Accounting Standard No. 142, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Companies shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies and their Subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Companies shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. HKA hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Stock Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT.

6.9 This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by Mortgages on the Real Estate.

6.10 The Companies shall give to CIT from time to time such Mortgages on the Real Estate or real estate acquired after the date hereof as CIT shall require to obtain a valid first priority lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CIT.

SECTION 7. Representations, Warranties and Covenants.

7.1 Each of the Companies hereby warrants, represents and covenants that: (a) the fair value of their respective Total Assets exceeds the book value of the Total Liabilities; (b) each Company is generally able to pay its debts as they become due and payable; and (c) each

Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Companies further warrant and represent that: (i) Schedule 1 hereto correctly and completely sets forth the Companies’ (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office and/or Mortgages with the applicable recording office, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, the Companies are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Companies will, at their expense, at CIT’s request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Companies will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and (vi) the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies except as otherwise permitted in this Financing Agreement.

7.2 Each of the Companies agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. The Companies agree that CIT or its agents may enter upon any of the Companies’ premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Companies agree to afford CIT thirty (30) days subsequent written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its liens thereon; provided, however, the Companies shall give CIT thirty (30) days prior written notice of any change in the location of Collateral located at the Companies’ principal place of business indicated in the introductory paragraph to this Financing Agreement. The Companies are also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

7.3 Each of the Companies agrees to execute and deliver to CIT, from time to time, solely for CIT’s convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral Any failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT’s security interests in the Collateral.

7.4 Each of the Companies agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Companies agree to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT’s agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT’s possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

7.5 (a) Each of the Companies agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory “mortgagee”, “lender” or “secured party” clause and are to contain such other provisions as CIT may require to fully protect CIT’s interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT’s favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Companies’ request, or if the Companies fail to maintain such insurance, CIT may arrange for such insurance, but at the Companies’ expense and without any responsibility on CIT’s part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b) In the event any part of the Collateral is damaged by fire or other casualty, to the extent that the Insurance Proceeds for such damage are equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00) in any Fiscal Year, such proceeds shall be delivered to CIT and CIT shall promptly apply such proceeds to reduce the Companies’ outstanding balance in the Revolving Loan Account.

(c) In the event the Companies or any one of them fails to provide CIT with timely evidence, acceptable to CIT, of its maintenance of insurance coverage required pursuant to Paragraph 7.5(a) above, CIT may purchase, at the Companies’ expense, insurance to protect CIT’s interests in the Collateral. The insurance acquired by CIT may, but need not, protect the Companies’ interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event CIT purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in Paragraph 8.1 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. CIT may charge all of such premiums, fees, costs, interest and other charges to the Companies’ Revolving Loan Accounts. The Companies hereby acknowledges that the costs of the premiums of any insurance acquired by CIT may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that CIT purchases such insurance, CIT will notify the Companies of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provide CIT with proof that the Companies had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to CIT) as of the date on which CIT purchased insurance and the Companies continued at all times to have such insurance, then CIT agrees to cancel the insurance purchased by CIT and credit the Companies’ Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by CIT, including with any amounts previously charged to the Revolving Loan Account.

7.6 Each of the Companies agrees to pay, when due, all Taxes, including, but not limited to payroll taxes, sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies or the Collateral unless such Taxes are being diligently contested in good faith by the Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT’s opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of rights in Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the lien of record. If the Companies or any one of them fails to do so promptly, then at CIT’s election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies’ behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

7.7 Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT’s reasonable opinion, materially and adversely effect CIT’s rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any one of them; and (c) shall not be deemed to have breached any provision of this

Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within (30) days following the Companies’ receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CIT shall have otherwise consented in writing, each of the Companies will furnish to CIT: (a) within ninety (90) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Companies and their consolidated Subsidiaries for such year, audited by independent public accountants selected by the Companies and satisfactory to CIT; (b) within forty-five (45) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and their consolidated Subsidiaries, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each Fiscal Month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all Subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; (d) from time to time, such further information regarding the business affairs and financial condition of the Companies and their consolidated Subsidiaries as CIT may reasonably request, including, without limitation (i) the accountant’s management practice letter and (ii) annual cash flow projections in form satisfactory to CIT and (e) on Wednesday of each week a Borrowing Base Certificate, delivered by the Collective Borrowers and Onstaff, respectively, together with, among other things, a report detailing Interim Receivables. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer’s certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) each Companies’ financial condition at the end of the particular accounting period, as well as the Companies’ operating results during such accounting period, subject to quarterly reconciliations and year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer’s certificate; (B) the Companies have not received any notice of cancellation with respect to their property insurance policies; (C) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Companies or any one of them will not:

(a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Companies’ Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

(b) Incur or create any Indebtedness other than the Permitted Indebtedness;

(c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of any of the Company’s assets, which do not constitute Collateral, provided, that HKA may sell the Empire House for fair market value in an arms length transaction on terms satisfactory to CIT, so long as the net proceeds derived from such sale are delivered to CIT for application on the outstanding Revolving Loans and an Availability Reserve in an amount equal to fifty percent (50%) of the proceeds of such sale is established immediately after such sale is consummated;

(d) Merge, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies or any one of them, except that the Companies may (A) change their corporate name or address, or (B) a Company may merge with and into any other Company (with a Company being the survivor of such merger); provided that in any such instance under (A) or (B) above (i) the Companies shall give CIT thirty (30) days prior written notice thereof, and (ii) the Companies shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

(e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person other than another Company, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding;

(g) Make any advance or loan to, or any investment in, any Person (other than any Company) or purchase or acquire all or substantially all of the Stock or assets of any Person; or

(h) Make the Severance Payment, provided, however, that notwithstanding the foregoing, the Severance Payment may be paid pursuant to the terms of the Subordination Agreement, dated of even date herewith, by and between CIT and Subordinating Creditor.

7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall:

(a) have as of the end of each Fiscal Quarter set forth below for the 12-month period immediately preceding the date of determination (provided, however, for the Fiscal Quarters set forth in subsections (i), (ii) and (iii), such period shall be for the 3-month, 6-month, and 9-month period, respectively, immediately preceding such date) a Fixed Charge Coverage Ratio of not less than the ratio set forth below for the applicable period:

Period		Ratio
(i)	For the Fiscal Quarter ending June 29, 2003	0.20 to 1.0
(ii)	For the Fiscal Quarter ending September 28, 2003	0.45 to 1.0
(iii)	For the Fiscal Quarter ending December 28, 2003	0.55 to 1.0
(iv)	For the Fiscal Quarter ending March 28, 2004	0.70 to 1.0
(v)	For the Fiscal Quarter ending June 27, 2004	1.00 to 1.0
(vi)	For the Fiscal Quarter ending September 28, 2003	1.05 to 1.0
(vii)	For the Fiscal Quarter ending December 28, 2004 and for each Fiscal Quarter ending thereafter	1.10 to 1.0

(b) maintain as of the end of each month, average daily Availability plus Unrestricted Cash of no less than Two Million Dollars ($2,000,000.00). If the Companies fail to comply with this covenant, the Companies shall deliver to CIT, within fifteen (15) days of the breach of this covenant, a written plan, satisfactory to CIT in its sole discretion, describing the Companies’ planed actions to increase Availability plus Unrestricted Cash to Four Million Dollars ($4,000,000.00) on terms and within a period of time satisfactory to CIT in its sole discretion.

7.11 Each of the Companies agrees to advise CIT in writing of: a) all expenditures (actual or anticipated) in excess of Fifty Thousand Dollars ($50,000.00) from the budgeted amount therefor in any Fiscal Year for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on each of the Companies’ Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from any of the Companies’ operations, their premises, their waste disposal practices, or waste disposal sites used by any of the Companies and to provide CIT with copies of all such notices if so required.

7.12 Each of the Companies hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney’s fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Companies’ operations (including, but not limited to, any of the Companies’ off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Companies’ premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

7.13 Without the prior written consent of CIT, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any Subsidiary or affiliate of the Companies, provided that, except as otherwise set forth in this Financing Agreement, the Companies or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

SECTION 8. Interest, Fees and Expenses.

8.1 (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month. Interest due on Chase Bank Rate Loans shall be an amount equal to the Chase Bank Rate plus the Applicable Margin, per annum, on the average of the net balances owing by the Companies to CIT in the Collective Borrowers Revolving Loan Account or the Onstaff Loan Account, as applicable at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to be equal to the new Chase Bank Rate plus the Applicable Margin. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. CIT shall be entitled to charge each of the Collective Borrowers Revolving Loan Account or the Onstaff Loan Account, as applicable, at the rate provided for herein when due until all Obligations have been paid in full.

(b) Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

8.2 In consideration of the Letter of Credit Guaranty of CIT, the Companies shall pay CIT the Letter of Credit Guaranty Fee which shall be an amount equal to three and one half percent (3.50%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

8.3 Any and all charges, fees, commissions, costs and expenses charged to CIT for the Companies’ account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by CIT, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on CIT.

8.4 Each of the Companies shall reimburse or pay CIT, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

8.5 Upon the last Business Day of each month, commencing on June 30, 2003, the Companies shall pay to CIT interest on the Collection Day.

8.6 To induce CIT to enter into this Financing Agreement and to extend to the Companies the Revolving Loans and Letters of Credit Guaranties, the Companies shall pay to CIT a Loan Facility Fee in the amount of Sixty Thousand Dollars ($60,000.00) payable upon execution of this Financing Agreement.

8.7 On the Closing Date and each anniversary of the Closing Date thereafter, the Companies shall pay to CIT the Administrative Management Fee In the amount of Fifty Thousand Dollars ($50,000.00), which shall be deemed fully earned when paid.

8.8 The Companies shall pay CIT’s standard charges and fees for CIT’s personnel used by CIT for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any reasonable Out-of-Pocket Expenses).

8.9 Each of the Companies hereby authorizes CIT to charge their respective Revolving Loan Account(s) with the amount of all their Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay any Obligations to CIT upon its request therefor. Each of the Companies confirms that (a) its liability for any and all of the fee obligations (including without limitation, any applicable Documentation Fees and those set forth in 8.6 through 8.8 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (b) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (c) for ease of administration, CIT may charge any of their Revolving Loan Accounts with the amount of any such fee payments and any such charges which CIT may so make to any of the Companies’ Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at CIT’s discretion.

8.10 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT’s or such participant’s capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant’s policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT’s or such participant’s for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by CIT or such participant, as applicable.

8.11 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Companies shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by CIT or such participant.

8.12 The Companies may request LIBOR Loans on the following terms and conditions:

(a) The Companies may elect, subsequent to three (3) days from the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CIT at least three (3) Business Days’ prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Companies elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give CIT at least four Business Days’ prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of One Million Dollars ($1,000,000.00) or more CIT shall be entitled to charge the Companies a Five Hundred Dollar ($500.00) fee upon the first effective day of any such election for a LIBOR Loan; provided, however, that CIT shall not charge such Five Hundred Dollar ($500.00) fee for the first four LIBOR Loans funded by CIT to each of Collective Borrowers and Onstaff.

(b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Companies so notify CIT, at least three (3) Business Days’ prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Companies pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three, or six month period. Notwithstanding anything to the contrary contained herein, CIT (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise “match fund” to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CIT (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

(c) The Companies may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

8.13  (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus the Applicable Margin.

(b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

(c) The Companies may not have more than four (4) LIBOR Loans outstanding at any given time.

8.14  (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360-day year and shall be payable as of the end of each month.

(b) CIT shall, at the request of the Companies, deliver to the Companies a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Paragraph 8.13 hereof.

8.15 As further set forth in Paragraph 8.11 above, in the event that CIT (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Companies) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed loan that the Companies have requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CIT shall forthwith give written notice of such determination to the Companies at least one (1) day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by CIT, no further LIBOR Loan shall be made nor shall the Companies have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

8.16 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

8.17 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CIT to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Companies hereby agree promptly to pay CIT, upon demand, any additional amounts necessary to compensate CIT for any costs incurred by CIT in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by CIT to lenders of funds obtained by CIT in order to make or maintain LIBOR Loans hereunder.

8.18 The Companies agree to indemnify and to hold CIT (including any participant ) harmless from any loss or expense which CIT or such participant may sustain or incur as a consequence of: (a) Default by the Companies in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CIT or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Companies in making a borrowing or conversion after the Companies have given a notice in accordance with Paragraph 8.13 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Companies in making any prepayment after the Companies have given notice to CIT thereof. The determination by CIT of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing CIT’s calculations thereof in reasonable detail, shall be conclusive on the Companies in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though CIT had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that CIT may fund each of the LIBOR Loans in any manner CIT sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CIT shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CIT may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CIT may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and CIT shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

8.19 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof “Regulatory Change” shall mean, with respect to CIT, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including CIT of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CIT either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CIT which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CIT so elects by notice to the Companies, the obligation of CIT to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

8.20 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date; provided, however, that any amounts payable to any participant shall not exceed the amounts that would have been payable to CIT or the co-lender granting the participation had such participation not been granted.

SECTION 9. Powers.

Each Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at each Companies’ cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

(a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

(c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

(d) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by CIT or in the name of CIT’s designee, information concerning the amounts owing on the Accounts;

(e) To transmit to customers indebted on Accounts notice of CIT’s interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Companies’ account; and

(f) To take or bring, in the name of CIT or the Companies or any one of them, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10. Events of Default and Remedies.

10.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

(a) cessation of the business of any Company or the calling of a meeting of the creditors of any Company for purposes of compromising the debts and obligations of such Company;

(b)the failure of any Company to generally meet its debts as they mature;

(c) (i) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Company, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any Company’s Subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Company’s Subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Company’s Subsidiaries, shall take action to authorize or effect any of the actions in any such proceeding;

(d) breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in subparagraphs (e) and (f) below) or in any other written agreement between such Company or CIT, provided that such Default by such Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT’s satisfaction for a period of ten (10) days from the date of such breach;

(e) breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 hereof; Paragraphs 6.3 and 6.4 (other than the first and second sentences of Paragraph 6.4) hereof; Paragraphs 7.1, 7.5, and 7.8 through 7.13 hereof;

(f) failure of the Companies or any one of them to pay any of the Obligations when due, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

(g) the Companies or any one of them shall (i) engage in any “prohibited transaction” as defined in ERISA, (ii) have any “accumulated funding deficiency” as defined in ERISA, (iii) have any “reportable event” as defined in ERISA, (iv) terminate any “plan”, as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any “plan”, as defined in ERISA, and with respect to this subparagraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject any of the Companies to any tax, penalty or other liability material to the business, operations or financial condition of any such Company;

(h) without the prior written consent of CIT and, except as permitted in the Subordination Agreement, the Companies or any one of them shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt; or

(i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Companies or any one of them having a principal amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CIT’s sole discretion and the obligation of CIT to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties shall cease unless such Default is cured to CIT’s satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause “(b)” CIT has given the Companies written notice of the Event of Default; provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c); and (c) CIT may immediately terminate this Financing Agreement upon notice to the Companies; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c), this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

10.3 Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Companies’ expense, such of the Companies’ personnel, supplies or space at the Companies’ places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or CIT; (c) sell, assign and deliver the Collateral, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT’s sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be

located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Companies agree, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Companies or elsewhere and to make available to CIT the premises and facilities of the Companies for the purpose of CIT’s taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT’s exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Companies shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Companies hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold CIT harmless, absent CIT’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CIT on the Real Estate shall govern the rights and remedies of CIT thereto.

SECTION 11. Termination.

Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of this Financing Agreement, this Financing Agreement shall terminate in accordance with Paragraph 10.2. The Companies or any one of them may terminate this Financing Agreement at any time upon thirty (30) days’ prior written notice to CIT, provided that the Companies pay to CIT immediately on demand an Early Termination Fee and/or the Prepayment Premium, if applicable. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Companies’ account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of one hundred and ten percent (110%) of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of CIT’s rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. Miscellaneous.

12.1 Each of the Companies hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CIT; and shall bind and benefit the Companies and CIT and their respective successors and assigns.

12.3 In no event shall the Companies, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision’s severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

12.5 EACH OF THE COMPANIES AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three (3) days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

(A)	if to CIT, at:

The CIT Group/Business Credit, Inc.

300 South Grand Avenue, 3rd Floor

Los Angeles, California 90071

Attn: Regional Credit Manager

Fax No.: (213) 613-2588

(B)	if to the Companies at:

Hall, Kinion & Associates, Inc.

75 Rowland Way, Suite 200

Novato, California 94945

Attn: Marty Kropelnicki, Chief Financial Officer

          David Healey, Treasurer

Fax No.: (415) 878-0138

With a courtesy copy of any material notice

to the Companies’ counsel at:

Gibson, Dunn & Crutcher LLP

1530 Page Mill Road

Palo Alto, California 94304

Attn: Lawrence Calof, Esq.

Fax No.: (650) 849-5333

provided, however, that the failure of CIT to provide the Companies’ counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of CIT to provide such additional notice.

12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

12.8 CIT will maintain any confidential information that it may receive from any of the Companies or one of its Subsidiaries pursuant to this Financing Agreement or any Loan Documents confidential and shall not disclose such information to third parties without the prior consent of the Companies, except for disclosure: (a) to CIT’s affiliates, legal counsel, accountants and other professional advisors to CIT and its affiliates; (b) to regulatory officials having jurisdiction over CIT; (c) required by applicable law; (d) to another Person in connection with a potential assignment or participation, provided that such Person shall have agreed in writing to be subject to this Paragraph 12.8; (e) to prospective purchasers of collateral after an Event of Default; and (f) information that has previously been disclosed publicly without breach of this provision. CIT may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind )including opinions or other tax analyses) that are provided to CIT relating to such tax treatment and tax structure; provided that, any such disclosure shall not be made to the extent prohibited by applicable securities law. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions between the parties regarding the financial transactions contemplated herein. (The “tax treatment, structure or tax aspects” shall refer to that phrase as used in Section 1.6011-4T(a)(3), or any successor provision, of the Treasuary Regulations (the “Confidentiality Regulation”) promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, or any similar regulation which may otherwise require CIT to file Form 8886.)

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Los Angeles, California, by their proper and duly authorized officers as of the date set forth above.

HALL, KINION & ASSOCIATES, INC.	THE CIT GROUP/BUSINESS CREDIT, INC.

By:	By:
Title:	Title:

By:
Title:

GROUP-IPEX, INC.

By:
Title:

By:
Title:

ONSTAFF ACQUISITION CORP.

By:
Title:

By:
Title:

Exhibit A – Blocked Account Agreement

[to be provided by CIT]

Exhibit B - Borrowing Base Certificate

BORROWING BASE CERTIFICATE								REPORT #

THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”)								DATE	June 11, 2003

CLIENT NAME:		Collective Borrower						ACCOUNT #

		(Hall Kinion & IPEX combined)
ACCOUNTS RECEIVABLE (Type- OA)								COLLATERAL	AVAILABILITY

Line 1	Beginning Accounts Receivable (Line 10 Previous Day)							0.00

Line 2	Plus:	Gross Sales	Dated:				0.00

Line 3	Less:	Credit Memos	Dated:				0.00

Line 4	Less:	Net Cash Receipts	Date of Dep.:				0.00

Line 5	Less:	Discounts/Deductions	Dated:				0.00

Line 6	Plus:	Overpayments ( Non A/R Cash)					0.00

Line 7	Plus:	NSF Checks	Date of Ret.:				0.00

Line 8	Plus:	Miscellaneous Debits	Dated:				0.00

Line 9	Less:	Miscellaneous Adjust	Dated:				0.00

Line 10	Total Ending Accounts Receivable							0.00

Line 10a		Less: In-Transit Cash in Lockbox				—

Line 10b		Plus: Cash Transferred not posted to Aging				—

Line 10c		Adjusted A/R balance per Aging		(Line10-Line10a	)	0.00

Line 11	Less:	Month End Ineligible A/R as of		04/30/2003			0.00

	Less:	“Special Handling” Invoices as of		05/23/2003			0.00

	Less:	NSF Checks (From Line 7 Above)					0.00

	Less:	Other					0.00

	Less:	Other					0.00

Line 12	Total Ineligible Accounts Receivable							0.00

Line 13	Total Eligible Accounts Receivable							0.00

Line 14	ELIGIBLE ACCOUNTS RECEIVABLE AT ADVANCE RATE OF					85%			0.00

Line 15	TOTAL GROSS AVAILABILITY								0.00

Line 16	Less:	Letter of Credit Reserve					—

Line 17	Less:	Rent Reserve					—	Total Reserves

Line 18	Less:	Other Reserve					—	0.00

Line 19	AVAILABILITY								0.00

								LOAN

Line 20	Revolving Loan Balance Previous Report ( Line 30 of Previous Report)							0.00

Line 21	Add:	Advance					0.00

Line 22		Miscellaneous Charges					0.00

Line 23		NSF Checks (From Line 7 Above)					0.00

Line 24		Wire Fees					0.00

Line 25		Amortization					0.00

Line 26	Less:	Net Cash Receipts (From Line 4)					0.00

Line 27		Adjustments					0.00

Line 28	ENDING REVOLVING LOAN BALANCE							0.00

Line 29	NET AVAILABILITY		( Line 19 minus Line 28)						0.00

We hereby pledge and assign all inventory and/or accounts (“Collateral”) listed above or annexed hereto. The Collateral is owned by the undersigned, free and clear of all liens, security interests, claims, charges or trusts, legal or equitable, now existing or which might arise with the passage of time, nor has the Collateral been previously assigned to CIT. We assign to CIT all proceeds of the Collateral, all liensor claims relating to or arising from the Collateral. All proceeds of the Collateral received by undersigned are to be received in trust for CIT’s benefit and are to be immediately delivered to CIT or per CIT’s direction. The accounts arise from bona fide sales and delivery of goods or the due performance of services and are liquidated in amount. There are not offsets, setoffs, counteraccounts or counterclaims, disputes or defenses of any kind against any account from any account debtor. All invoices and proofs of delivery are originals or truecopies and all invoices represent the entire agreement between the undersigned and the account debtor.

This assignment supplements and is a part of the Financing Agreement between CIT and the undersigned. All representations and warranties set forth in the Financing Agreement are restated herein and represented to CIT as true as of the date hereof, acknowledging CIT’s reliance on said representations and warranties.

Authorized Signature:	Date:

Ineligible Calculation:	Ineligible Changes	AO 3/30/03
Past due 90 days from invoice or 60 from due date	Monthly		$0
50% Cross-Age	Monthly		$0
Credit Balances past due	Monthly		$0

BORROWING BASE CERTIFICATE							REPORT	#
THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”)							DATE
CLIENT NAME:		Onstaff Acquistion Corp.					ACCOUNT	#

ACCOUNTS RECEIVABLE (Type– OB)							COLLATERAL

Line 1	Beginning Accounts Receivable (Line 10 Previous Day)						0.00

Line 2	Plus:	Gross Sales	Dated:			0.00

Line 3	Less:	Credit Memos	Dated:			0.00

Line 4	Less:	Net Cash Receipts	Date of transfer:			0.00

Line 5	Less:	Discounts/Deductions	Dated:			0.00

Line 6	Plus:	Overpayments ( Non A/R Cash)				0.00

Line 7	Plus:	NSF Checks	Date of Ret.:			0.00

Line 8	Plus:	Miscellaneous Debits	Dated:			0.00

Line 9	Less:	Miscellaneous Credits	Dated:			0.00

Line 10	Total Ending Accounts Receivable						0.00

Line 10a		Less: In-Transit Cash in Lockbox			—

Line 10b		Adjusted A/R balance per Aging		(Line10-Line10a)	0.00

Line 11	Less:	Month End Ineligible A/R as of		04/30/2003		0.00

	Less:	“Special Handling” Invoices as of		05/23/2003		0.00

	Less:	NSF Checks (From Line 7 Above)				0.00

	Less:	Other				0.00

	Less:	Other				0.00

Line 12	Total Ineligible Accounts Receivable						0.00

Line 13	Total Eligible Accounts Receivable						0.00

Line 14	ELIGIBLE ACCOUNTS RECEIVABLE AT ADVANCE RATE OF				85%
Line 15	TOTAL GROSS AVAILABILITY

Line 16	Less:	Letter of Credit Reserve				—

Line 17	Less:	Rent Reserve				—	Total Reserves

Line 18	Less:	Other Reserve				—	0.00

Line 19	AVAILABILITY
							LOAN

Line 20	Revolving Loan Balance Previous Report ( Line 28 of Previous Report)						0.00

Line 21	Add:	Advance				0.00

Line 22		Miscellaneous Charges				0.00

Line 23		NSF Checks (From Line 7 Above)				0.00

Line 24		Wire Fees				0.00

Line 25		Amortization				0.00

Line 26	Less:	Net Cash Receipts (From Line 4)				0.00

Line 27		Adjustments				0.00

Line 28	ENDING REVOLVING LOAN BALANCE						0.00

Line 29	NET AVAILABILITY		( Line 19 minus Line 28)

We hereby pledge and assign all inventory and/or accounts (“Collateral”) listed above or annexed hereto. The Collateral is owned by the undersigned, free and clear of all liens, security interests, claims, charges or trusts, legal or equitable, now existing or which might arise with the passage of time, nor has the Collateral been previously assigned to CIT. We assign to CIT all proceeds of the Collateral, all liensor claims relating to or arising from the Collateral. All proceeds of the Collateral received by undersigned are to be received in trust for CIT’s benefit and are to be immediately delivered to CIT or per CIT’s direction. The accounts arise from bona fide sales and delivery of goods or the due performance of services and are liquidated in amount. There are not offsets, setoffs, counteraccounts or counterclaims, disputes or defenses of any kind against any account from any account debtor. All invoices and proofs of delivery are originals or truecopies and all invoices represent the entire agreeement between the undersigned and the account debtor.

This assignment supplements and is a part of the Financing Agreement between CIT and the undersigned. All representations and warranties set forth in the Financing Agreement are restated herein and represented to CIT as true as of the date hereof, acknowledging CIT’s reliance on said representations and warranties.

Authorized Signature:	Date:

Ineligible Calculation:	Ineligible Changes
Past due 90 days from invoice or 60 from due date	Monthly
50% Cross-Age	Monthly
Credit Balances past due	Monthly
Foreign Accounts (TKO)	Monthly

Exhibit C – General Continuing Guaranty

GENERAL CONTINUING GUARANTY

(                                         )

THIS GENERAL CONTINUING GUARANTY (this “Guaranty”) is executed and delivered as of             ,          2003, by                                                  , a                      corporation (“Guarantor”), having a principal place of business at 75 Rowland Way, Suite 200, Novato, California 94945, in favor of THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (the “Lender”) with offices located at 300 South Grand Avenue, Los Angeles, California 90071 (in such capacity, together with its successors, if any, in such capacity, the “Guarantied Party”), with reference to the following:

WHEREAS, Guarantied Party, as the Lender, and Borrowers are entering into that certain Financing Agreement, dated as of even date herewith (the “Financing Agreement”), and other instruments, documents, and agreements contemplated thereby or related thereto (collectively, together with the Financing Agreement, the “Loan Documents”); and

WHEREAS, in order to induce the Lender to extend financial accommodations to the Borrowers pursuant to the Financing Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lender to the Borrowers, whether pursuant to the Financing Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Guarantied Party for the benefit of the Lender, as follows:

1. Definitions and Construction

a. Definitions. All initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

“Borrowers” shall have the meaning ascribed thereto in the Financing Agreement.

“Debtors” shall mean the Borrowers and all non-borrower guarantors, including, but not limited to, the Guarantor.

“Financing Agreement” shall have the meaning ascribed thereto in the recitals to this Guaranty.

“Guarantied Obligations” shall mean: (a) the due and punctual payment of the principal of, and interest (including, any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, any and all premium on, and any and all fees, costs, and expenses incurred in connection with or on the Indebtedness owed by each other Debtor to the Lender pursuant to the terms of the Financing Agreement or any of the Loan Documents; and (b) the due and punctual payment of all other present or future Indebtedness owing by each other Debtor to the Lender.

“Guarantied Party” shall have the meaning set forth in the preamble to this Guaranty.

“Guarantor” shall have the meaning set forth in the preamble to this Guaranty.

“Guaranty” shall mean this Guaranty, as set forth in the preamble hereto, and any joinders, extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Guaranty.

“Indebtedness” shall mean any and all obligations, indebtedness, or liabilities of any kind or character owed by a Debtor to the Lender and arising directly or indirectly out of or in connection with the Financing Agreement or the Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys’ fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Debtor is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Guarantied Party or the Lender.

“Lender” shall have the meaning set forth in the preamble to this Guaranty.

b. Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “include” and “including” are not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” “herewith,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Financing Agreement; this Guaranty; and the other Loan Documents. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Guarantied Party or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Guarantied Party, the Lender and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Guarantied Party, the Lender and Guarantor.

2. Guarantied Obligations. Guarantor hereby irrevocably and unconditionally guaranties to Guarantied Party for the benefit of the Lender, as and for its own debt, until final and indefeasible payment thereof has been made: (a) the payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by each other Debtor of all of the agreements, conditions, covenants, and obligations of such Debtor contained in the Financing Agreement, and under any of the Loan Documents.

3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that: (a) no such revocation shall be effective until written notice thereof has been received by Guarantied Party; (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof); (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Guarantied Party in existence on the date of such revocation; (d) no payment by any Debtor, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of any Guarantor hereunder; and (e) any payment by any Debtor or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the remaining maximum obligation of such Guarantor hereunder.

4. Performance Under this Guaranty. In the event that a Debtor fails to make any payment of any Guarantied Obligations, on or before the due date thereof, or if a Debtor shall fail to perform, keep, observe, or fulfill any other obligation referred to in Section 2(b) hereof in the manner provided in the Financing Agreement or the Loan Documents, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Guarantied Party for the benefit of the Lender, that the obligations of Guarantor hereunder are independent of the obligations of the other Debtors, and that a separate action may be brought against any

Guarantor, whether such action is brought against any other Debtor or whether any such Debtor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Guarantied Party, on behalf of the Lender, of whatever remedies it may have against another Debtor or any other guarantor, or the enforcement of any lien or realization upon any security Guarantied Party may at any time possess. Guarantor agrees that any release which may be given by Guarantied Party on behalf of the Lender to another Debtor shall not release such Guarantor. Guarantor consents and agrees that the Lender shall be under no obligation to marshal any property or assets of another Debtor or any other guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6. Waivers.

a. To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Financing Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Guarantied Party to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Debtor or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Financing Agreement and any of the Loan Documents; (vi) notice of any Default or Event of Default under the Financing Agreement or any of the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

b. To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require any member of the Lender to institute suit against another Debtor or to exhaust any rights and remedies which any member of the Lender has or may have against another Debtor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if such Guarantied Obligations were directly owing to the Lender by such Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of such Guarantor or by reason of the cessation from any cause whatsoever of the liability of such Guarantor in respect thereof.

c. To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any rights to assert against any member of the Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against another Debtor or any other party liable to any member of the Lender; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender including any defense based upon an election of remedies by any member of the Lender under the provisions of Sections 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

d. Until such time as all of the Guarantied Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby waives and postpones any right of subrogation such Guarantor has or may have as against another Debtor with respect to the Guarantied Obligations; (ii) in addition, Guarantor hereby waives and postpones any right to proceed against another Debtor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of another Debtor. Guarantor hereby agrees that, in light of the waivers contained in this Section. such Guarantor shall not be deemed to be a “creditor” (as that term is defined in the Bankruptcy Code or otherwise) of Debtor, whether for purposes of the application of Sections 547 or 550 of the Bankruptcy Code or otherwise.

e. If any of the Guarantied Obligations at any time are secured by a mortgage or deed of trust upon real property, Guarantied Party, on behalf of the Lender, may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of any Guarantor hereunder. Guarantor understands that: (a) by virtue of the operation of California’s antideficiency law applicable to nonjudicial foreclosures, an election by Guarantied Party, on behalf of the Lender, nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of any Guarantor against another Debtor or other guarantors or sureties; and (b) absent the waiver given by Guarantor herein, such an election would estop Guarantied Party from enforcing this Guaranty against such Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against any member of the Lender any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by Guarantied Party nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which such Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against another Debtor or other guarantors or sureties. Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of such Guarantor’s liability under this Guaranty.

f. Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that such Guarantor may have because another Debtor’s debt is secured by real property. This means, among other things:

(i) Any member of the Lender may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by another Debtor.

(ii) If any member of the Lender forecloses on any real property collateral pledged by any Debtor:

(1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

(2) Any member of the Lender may collect from any Guarantor even if such member of the Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from another Debtor.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because another Debtor’s Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

g. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAW.

h. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE DEBTORS BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

7. Releases. Guarantor consents and agrees that, without notice to or by another Debtor and without affecting or impairing the obligations of any Guarantor hereunder, Guarantied Party may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Financing Agreement or any of the Loan Documents or may grant other indulgences to another Debtor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Financing Agreement or any of the Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

8. No Election. Guarantied Party shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein and no election by Guarantied Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Guarantied Party’s right to proceed in any other form of action or proceeding or against other parties unless Guarantied Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guarantied Party under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that Guarantied Party finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9. Indefeasible Payment. The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Lender are no longer subject to any right on the part of any person whomsoever, including any Debtor, any Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to the Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantor shall be Liable for the full amount the Lender is required to repay plus any and all costs and expenses (including attorneys fees) paid by the Lender in connection therewith.

10. Financial Condition of Debtor. Guarantor represents and warrants to the Lender that it is currently informed of the financial condition of each other Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to the Lender that it has read and understands the terms and conditions of the Financing Agreement and the Loan Documents. Guarantor hereby covenants that it will continue to keep itself informed of each other Debtor’s financial condition, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

11. Subordination. Guarantor hereby agrees that any and all present and future indebtedness of a Debtor owing to any Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guarantied Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guarantied Obligations have been indefeasibly paid in full in cash.

12. Payments; Application. All payments to be made hereunder by any Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by any Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys fees) incurred by the Lender in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to the Lender constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

13. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other reasonable costs and expenses which may be incurred by the Lender in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

14. Notices. Unless otherwise specifically provided in this Guaranty, any notice or other communication relating to this Guaranty shall be made in accordance with the terms of the Financing Agreement and sent, in the case of Guarantor or to Guarantied Party, as the case may be, at its addresses set forth in the preamble to this Guaranty to the attention of the individuals set forth below:

If to Guarantor:	Attn: Chief Financial Officer Facsimile No.: (415) 878-0154

If to Guarantied Party:	Attn: Regional Manager Facsimile No.: (213) 613-2588

15. Cumulative Remedies. No remedy under this Guaranty, under the Financing Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Financing Agreement, or any other Loan Document, and those provided by law. No delay or omission by any member of the Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of any member of the Lender to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

16. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

17. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and the Lender or Guarantied Party on behalf thereof pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Guarantied Party on behalf of the Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

18. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender or Guarantied Party on behalf thereof; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Guarantied Party’s prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by the Lender or Guarantied Party on behalf thereof, the rights and benefits herein conferred upon the Lender or Guarantied Party, on behalf thereof, shall automatically extend to and be vested in such assignee or other transferee.

19. No Third Party Beneficiary. This Guaranty is solely for the benefit of Guarantied Party, the Lender and its successors and assigns and may not be relied on by any other Person.

20. Security. This Guaranty is secured by that certain Security Agreement, dated as of even date herewith, by and between Guarantor and Lender, as the same may be amended from time to time.

21. Choice of Law and Venue; Jury Trial Waiver.

a. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

b. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR AT THE SOLE OPTION OF GUARANTIED PARTY, IN ANY OTHER COURT IN WHICH GUARANTIED PARTY, ON BEHALF OF THE LENDER, SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR AND GUARANTIED PARTY, ON BEHALF OF THE LENDER, WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON

CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 21.

c. GUARANTOR AND GUARANTIED PARTY, ON BEHALF OF THE LENDER, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND GUARANTIED PARTY, ON BEHALF OF THE LENDER, REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

, a corporation

By:
Title:

[Signature Page to General Continuing Guaranty]

Exhibit D – Stock Pledge Agreement

[to be provided by BNF&Y after being finalized]

Exhibit E – Suretyship Agreement

SURETYSHIP AGREEMENT

THIS SURETYSHIP AGREEMENT (this “Agreement”) is entered into as of             ,             , 2003, by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (the “Lender”) with offices located at 300 South Grand Avenue, Los Angeles, California 90071, HALL, KINION & ASSOCIATES, INC., a Delaware corporation (“HK&A”), GROUP-IPEX, INC., a California corporation (“IPEX”), and ONSTAFF ACQUISITION CORPORATION, a Delaware corporation (“OAC”), each having a principal place of business at 75 Rowland Way, Suite 200, Novato, California 94945 (HK&A, IPEX and OAC are collectively and individually, as well as jointly and severally referred to herein as the “Borrowers”). This Agreement is made with reference to the following facts:

A. The Lender and Borrowers are entering into that certain Financing Agreement, dated as of even date herewith (the “Financing Agreement”), and other instruments, documents, and agreements contemplated thereby or related thereto (collectively, together with the Financing Agreement, the “Loan Documents”);

B. In order to induce the Lender to enter into the Financing Agreement, and in consideration thereof, and in consideration of any loan or other financial accommodations hereinafter extended by the Lender to the Borrowers, whether pursuant to the Financing Agreement or otherwise, the Borrowers have agreed to enter into this Agreement; and

C. Any and all initially capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Financing Agreement.

NOW THEREFORE, in consideration of the above recitals and the mutual promises contained herein, the Lender and the Borrowers hereby agree as follows:

1. SURETYSHIP WAIVERS AND CONSENTS.

1.1 The Borrowers each are, and at all times shall be, jointly and severally liable for each and every one of the Obligations under the Financing Agreement and under the Loan Documents, regardless of which Borrower or Borrowers requested, received, used, or directly enjoyed the benefit of, the extensions of credit hereunder. Unless otherwise expressly set forth to the contrary in any of the Loan Documents, all of the Collateral shall secure all of the Obligations. Each Borrower’s Obligations under the Financing Agreement are independent Obligations and are absolute and unconditional. Each Borrower, to the extent permitted by law, hereby waives any defense to such Obligations that may arise by reason of the disability or other defense or cessation of liability of any other Borrower for any reason other than payment in full. Each Borrower also waives any defense to such Obligations that it may have as a result of Lender’s election of or failure to exercise any right, power, or remedy, including the failure to proceed first against another Borrower or any security it holds from such other Borrower. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Lender may, without notice (except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of any other Borrower the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Borrower, and may proceed against each Borrower, directly and independently of any other Borrower, as the Lender may elect in accordance with the Financing Agreement.

1.2 Each Borrower acknowledges that the Obligations undertaken herein or in the other Loan Documents, and the grants of security interests and liens by such Borrower to secure Obligations of the other Borrower, could be construed to consist, at least in part, of the guaranty of Obligations of the other Borrower and, in full recognition of that fact, each Borrower consents and agrees as hereinafter set forth in the balance of this Section 1. The consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 1 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Borrower may be deemed a guarantor or surety for the Obligations of another Borrower) and thus are intended to be effective and applicable only to the extent that any Borrower has agreed to answer for the Obligation of another Borrower or has granted a lien or security interest in Collateral to secure the Obligation of another Borrower; conversely, the consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 1 shall not be applicable to the direct Obligation of a Borrower with respect to credit extended directly to such Borrower, and shall not be applicable to security interests or liens on Collateral of a Borrower given to directly secure direct Obligations of such Borrower where no aspect of guaranty or suretyship is involved. Each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of the Financing Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower, in accordance with the terms of the Loan Documents:

(a) with respect to any other Borrower, supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations of such other Borrower or any part thereof, including any increase or decrease of the rate(s) of interest thereon with the agreement of such other Borrower;

(b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Borrower, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(d) accept partial payments on the Obligations;

(e) receive and hold additional security or guarantees for the Obligations or any part thereof;

(f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Lender in its sole and absolute discretion may determine;

(g) release any other Person (including, without limitation, any other Borrower) from any personal liability with respect to the Obligations or any part thereof;

(h) with respect to any Person other than such Borrower (including, without limitation, any other Borrower), settle, release on terms satisfactory to the Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or

(i) consent to the merger or any other restructuring or termination of the corporate or partnership existence of any other Borrower or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Obligations, and any such merger, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

1.3 Upon the occurrence and during the continuance of any Event of Default, the Lender may enforce the Loan Documents independently as to each Borrower and independently of any other remedy or security the Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce any of the Loan Documents. Each Borrower expressly waives any right to require the Lender to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower, any other Person, or any collateral provided by any Person, and agrees that the Lender may proceed against any Borrower, any other Person, or any Collateral in such order as it shall determine in its sole and absolute discretion.

1.4 The Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security of against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees, for itself, that the Lender and any other Borrower, or any Affiliate of any other Borrower (other than such Borrower itself), may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Borrower of the Loan Documents.

1.5 The rights of the Lender created or granted herein with respect to any Borrower and the enforceability of the Loan Documents as to any Borrower at all times shall remain effective to cover the full amount of all the Obligations even though the (obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

1.6 To the maximum extent permitted by applicable law, each Borrower, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of

(a) any disability or other defense of any other Borrower with respect to the Obligations, or with respect to the enforceability of Lender’s security interest in or lien on any collateral securing any of the Obligations (including, without limitation, the Collateral),

(b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations,

(c) the cessation for any cause whatsoever of the liability of any other Borrower (other than to the extent of payment and performance of all Obligations),

(d) any failure of the Lender to marshal assets in favor of any Borrower or any other Person,

(e) except as otherwise expressly provided in the Financing Agreement, any failure of the Lender to give notice of sale or other disposition of collateral to any other Borrower or any other Person other than such waiving Borrower, or any defect in any notice that may be given to any other Borrower or any other Person other than such waiving Borrower, in connection with any sale or disposition of any collateral securing the Obligations or any of them (including, without limitation, the Collateral),

(f) except as otherwise expressly provided in the Financing Agreement any failure of the Lender to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation that is owned by another Borrower or by any other Person other than such waiving Borrower, including any failure of the Lender to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Obligation,

(g) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of any other Borrower, or the Obligations of any other Borrower, or any security or guaranty therefor, by operation of law or otherwise,

(h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation,

(i) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person other than such waiving Borrower,

(j) the election by the Lender of the application or non-application of Section 111l(b)(2) of the Bankruptcy Code,

(k) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code,

(l) any use of cash collateral under Section 363 of the Bankruptcy Code,

(m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,

(n) the avoidance of any lien in favor of the Lender for any reason, or

(o) any action taken by the Lender that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any commitment of the Lender to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Lender. Except to the extent expressly provided for in any Loan Document, each Borrower expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Obligations.

1.7 In the event that all or any part of the Obligations at any time should be or become secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes Lender upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand except as is or may be expressly required by the terms of any Loan Document or by the provisions of any applicable law, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale, without affecting or diminishing, except to the extent of the effect of the application of the proceeds realized therefrom, and except to the extent mandated by any non-waivable provision of applicable law, the Obligations of any Borrower (other than the Obligations of a grantor of a foreclosed deed of trust, mortgage, or other instrument, to the extent, if any, that applicable law affects or diminishes the Obligations of such grantor), the enforceability of the Financing Agreement or any other Loan Document, or the validity or enforceability of any remaining security interests or liens of, or for the benefit of, the Lender on any collateral.

1.8 To the fullest extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of the Financing Agreement, or to the enforcement of any other Loan Document, or to any rights of the Lender created or granted hereby or thereby, or to the recovery by the Lender against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale of any Collateral, whether real or personal, from time to time securing any of the Obligations, even though such a foreclosure or sale may impair the subrogation rights of one or more of the Borrowers and may preclude one or more of the Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any defenses or benefits that may be derived from all suretyship defenses it otherwise might or would have under California or any other applicable law. To the fullest extent permitted by applicable law, each Borrower, for itself, expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Borrower that is subject to any such deeds of trust or mortgages or other instruments, and any Borrower’s failure to receive any such notice shall not impair or affect such Borrower’s obligations or the enforceability of the Loan Documents or any rights of the Lender created or granted hereby or thereby.

1.9 Each Borrower hereby agrees to keep each other Borrower fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Borrower hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Borrower, and of the ability of each other Borrower to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Borrower hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Lender shall have no duty to inform any Borrower of any information pertaining to the business, affairs, finances, or financial condition of any other Borrower, or pertaining to the ability of any other Borrower to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Borrowers to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of the other Borrower. To the fullest extent permitted by applicable law, each Borrower hereby expressly waives any duty of the Lender to inform any Borrower of any such information.

1.10 The Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights that the Borrowers otherwise may have against other Borrowers, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

1.11 Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall constitute a waiver or relinquishment by any Borrower (a) of any right to notice from the Lender expressly provided for in favor of such Borrower in any Loan Document, or (b) of any duty or obligation of the Lender expressly provided for in favor of such Borrower in any Loan Document.

2. MISCELLANEOUS.

2.1 Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above, and agree that it shall be governed by the laws of the State of California.

Read and Agreed to:	Executed and Accepted at Los Angeles, California

HALL, KINION & ASSOCIATES, INC.,	THE CIT GROUP/BUSINESS CREDIT, INC.,

a Delaware corporation	a New York corporation

By:	By:
Name: Title:	Name: Title:

GROUP-IPEX, a California corporation

By:
Name: Title:

ONSTAFF ACQUISITION CORPORATION, a Delaware corporation

By:
Name: Title:

[Signature Page to Suretyship Agreement]

Exhibit F – Subordination Agreement

[to be provided by BNF&Y after being finalized]

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of                     , 2003, is entered into between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CITBC”) with offices located at 300 South Grand Avenue, Los Angeles, California 90071, and BRENDA RHODES, an individual domiciled in California (“Creditor”) whose primary residence is located at 2041 Mill Road, Novato, California 94947, in light of the following:

D. Creditor is interested in the financial success of Hall, Kinion & Associates, Inc., a Delaware corporation (“HKA”), Group-IPEX, Inc., a California corporation, and OnStaff Acquisition Corporation, a Delaware corporation (collectively and individually, as well as jointly and severally referred to herein as the “Borrowers”), and acknowledges that CITBC and Borrowers are presently entering into certain financing arrangements, including that certain Financing Agreement, dated as of even date herewith (together with any future amendments, restatements, or supplements thereto, the “Financing Agreement”); and

E. Creditor agrees that the financing arrangements between Borrowers and CITBC are in Borrowers’ best interest, and acknowledges that said financing arrangements will not be entered into by CITBC absent the delivery to CITBC of this Agreement.

NOW, THEREFORE, CITBC and Creditor agree as follows:

1. Definition of Obligations. The term “Obligations” and any and all other initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

2. Subordination of Creditor Obligations. The Severance Payment owed to Creditor (“Creditor Obligations”) provided for in that that certain Employment Agreement, dated as of January 1, 2001, by and between HKA and Subordinating Creditor (together with any extensions, amendments, replacements, or substitutions therefor, the “Employment Agreement”) are hereby subordinated to any and all Obligations owed to CITBC, including, but not limited to, those Obligations arising pursuant to the Financing Agreement or any other agreement or agreements between CITBC and Borrowers, now or hereafter existing, whether matured or not, including any interest which, but for the application of the provisions of the Federal Bankruptcy Code, would have accrued on such amounts (collectively, the “CITBC Obligations”). Except as may be expressly provided in this Agreement, no payment shall be made by Borrowers on the

Creditor Obligations until: (a) all of the CITBC Obligations have been indefeasibly paid by Borrowers in full, in cash; and (b) all obligations of CITBC under the Financing Agreement to make loans or advances to, or to issue or guarantee letters of credit for the account of, Borrowers shall have terminated; provided that, so long as: (x) no Default or Event of Default has occurred and is continuing under any present or future document, instrument or agreement evidencing, securing or relating to the CITBC Obligations; and (y) the Borrowers are able to demonstrate, to the satisfaction of CITBC, that the aggregate of their excess Availability and unrestricted cash is at least Two Million Dollars ($2,000,000), in either case, both before and after giving effect to the following payments, Creditor may accept Severance Payments arising under the Employment Agreement.

3. Insolvency. In the event of any assignment by any Borrower for the benefit of such Borrower’s creditors, of any voluntary or involuntary bankruptcy proceedings instituted by or against any Borrower, of the appointment of any receiver for any Borrower or such Borrower’s business or assets, or of any dissolution or other winding up of the affairs of any Borrower or of such Borrower’s business (collectively, “Insolvency Proceedings”), and in all such cases respectively, the officers of such Borrower and any assignee, trustee in bankruptcy, receiver, and other person or persons in charge, are hereby directed to pay to CITBC the full amount of the CITBC Obligations (including all interest accruing, and all interest which, but for the application of the Federal Bankruptcy Code, would have accrued, after the commencement of any such Insolvency Proceeding), in cash, before making any payments or distributions of any kind to Creditor.

4. Limitations on Creditor’s Actions. Except as may be expressly provided in this Agreement, so long as any of the CITBC Obligations remains unpaid, in whole or in part, and so long as CITBC is committed or otherwise obligated to make loans and advances to, or guarantee letters of credit for the account of, Borrowers pursuant to the Financing Agreement, Creditor agrees not to: (i) accelerate or collect or receive payment upon, by setoff or in any other manner, any portion of the Creditor Obligations; (ii) sell, assign, exchange, redeem, transfer, pledge, or give a security interest in the Creditor Obligations; (iii) enforce, collect, realize upon, or apply any collateral security now or hereafter existing for the Creditor Obligations; (iv) commence, prosecute, or participate in any administrative, legal, or equitable action that might adversely affect Borrowers or CITBC or either of their interests; (v) join in any Insolvency Proceeding; (vi) take any lien on or security interest in any of Borrowers’ real or personal property; (vii) incur any obligation to, or receive any loans, advances, or gifts from Borrowers; and (viii) modify any of the terms and conditions of the Creditor Obligations.

5. CITBC’s Security Interest in Creditor’s Obligations. As additional security for the CITBC Obligations, and to secure the performance of all of Creditor’s obligations to CITBC arising pursuant to this Agreement, Creditor hereby grants to CITBC a security interest in and assigns to CITBC all of Creditor’s rights to any payments or distributions of the Creditor Obligations which might otherwise be due to Creditor from Borrowers. Upon the request of CITBC, Creditor agrees to deliver to CITBC a copy of the Employment Agreement and originals of any notes or instruments evidencing the Creditor Obligations. CITBC is hereby irrevocably constituted and appointed the attorney-in-fact of Creditor to demand, sue for, collect, or receive any payments due Creditor on the Creditor Obligations, and to file any and all proofs of claim, financing statements, and any other documents and to take all other action (including voting any or all of Creditor’s claims in any Insolvency Proceeding), either in CITBC’s name or in the name of Creditor, which in CITBC’s opinion is necessary or desirable to enable CITBC to obtain all such payments.

6. Legending Instruments. Creditor agrees that if part or all of the Creditor Obligations shall be evidenced by one or more promissory notes or other instruments, Creditor shall place or cause to be placed on the face of each such note and instrument a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the prior payment of all of the CITBC Obligations and shall, within the later of seven (7) days after the execution of any such promissory note or instrument or seven (7) days after the date of this Agreement, deliver a copy of such legended promissory note or legended instrument to CITBC. Creditor agrees to mark all books of account in such manner as to indicate that payment thereof is subordinated pursuant to the terms of this Agreement.

7. Modification of CITBC Obligations. Creditor agrees that CITBC shall have absolute power and discretion, without notice to Creditor, to deal in any manner with the CITBC Obligations, including, but not by way of limitation, the power and discretion to do any of the following: (a) any demand for payment of any CITBC Obligation may be rescinded in whole or in part, and any CITBC Obligation may be continued, and the CITBC Obligations or the liability of Borrowers or any other party upon or for any part thereof, or any collateral security or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released; and (b) the Financing Agreement and any document or instrument evidencing or governing the terms of any other CITBC Obligations or any collateral security documents or guaranties or documents in connection with the Financing Agreement or the CITBC Obligations may be amended, modified, supplemented, or terminated, in whole or in part, as CITBC may deem advisable from time to time, and any collateral security at any time held by CITBC for the payment of any of the CITBC Obligations may be sold, exchanged, waived, surrendered, or released. Creditor will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. The CITBC Obligations shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between Borrowers and CITBC shall be deemed to have been consummated in reliance upon this Agreement.

8. Creditor’s Waivers. Creditor waives: (a) any and all notice of the creation, modification, renewal, extension, or accrual of any of the CITBC Obligations and notice of or proof of reliance by CITBC upon this Agreement; (b) and agrees not to assert against CITBC any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Creditor a guarantor or surety; (c) the right, if any, to require CITBC to marshal or otherwise require CITBC to proceed to dispose of or foreclose upon collateral in any manner or order; and

(d) any right of subrogation, contribution, reimbursement, or indemnity which it may have against Borrowers arising directly or indirectly out of this Agreement.

9. Continuing Nature of This Agreement. Notwithstanding any action or inaction by CITBC with respect to the CITBC Obligations or with respect to any collateral therefor or any guaranties thereof, this Agreement, the obligations of Creditor owing to CITBC, and CITBC’s rights and privileges hereunder, shall continue until indefeasible payment in full, in cash, of all of the CITBC Obligations and termination of any obligation of CITBC to make loans or advances to, or guarantee letters of credit for the account of, Borrowers. All rights, power, and remedies hereunder shall apply to all past, present, and future CITBC Obligations, including those arising out of successive transactions which may continue renew, increase, decrease, or from time to time create new CITBC Obligations. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect, regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with Borrowers.

10. No Creditor Liens; etc. Creditor further agrees that in case Creditor shall, in contravention of the terms of this Agreement, take or receive any security interest in, or lien by way of attachment, execution, or otherwise, on any of the real or personal property of Borrowers or any of their Subsidiaries, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full, in cash, of all of the CITBC Obligations, CITBC shall be entitled to have the same vacated, dissolved, and set aside by such proceedings at law or otherwise as CITBC may deem proper, and this Agreement shall constitute full and sufficient grounds therefor and shall entitle CITBC to become a party to any proceedings at law or otherwise initiated by CITBC or by any other party, in or by which CITBC may deem it proper to protect CITBC’s interest hereunder.

11. Creditor To Receive Payments, etc. in Trust. Except as otherwise expressly agreed to herein, if Creditor shall receive any payments, collateral security, or other rights in any property of Borrowers or any of their Subsidiaries, in violation of this Agreement, such payment or property shall be received by Creditor in trust for CITBC and shall immediately be delivered and transferred to CITBC.

12. No Prior Subordinations. No currently effective subordinations of the Creditor Obligations have previously been executed by Creditor for the benefit of anyone else, and any such subordinations hereafter executed will be, and shall be expressed to be, subject and subordinate to the terms of this Agreement.

13. Financial Condition of Borrowers. Creditor represents and warrants to CITBC that Creditor is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the CITBC Obligations. Creditor further represents and warrants to CITBC that Creditor has read and understands the terms and conditions of the Financing Agreement. Creditor hereby covenants that Creditor will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors of the CITBC Obligations, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the CITBC Obligations.

14. Assignees, etc. This Agreement shall be binding upon the heirs, administrators, personal representatives, successors, and assigns of Creditor, and shall inure to the benefit of CITBC’s successors and assigns.

15. Additional Documents. Creditor agrees to execute and deliver, upon the request of CITBC, such documents and instruments (appropriate for filing or recording, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understanding and agreements contained in this Agreement.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17. Choice of Law; Venue. The validity of this Agreement, its construction, interpretation, and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the County of Los Angeles, State of California, or in CITBC’s sole discretion, such other court in which CITBC shall initiate legal or equitable proceedings and which shall have subject matter jurisdiction over the matter in controversy. Creditor waives any rights it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

18. Collection Costs; Attorneys’ Fees. In the event it becomes necessary for either party to commence any proceedings or actions to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

19. Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts. All of such counterparts, taken together, shall constitute one and the same instrument.

20. Waiver, Amendments, Etc. The subordination provisions contained herein are for the benefit of CITBC and its successors and assigns and may not be rescinded, cancelled, or modified in any way, nor, unless otherwise expressly provided for herein, may any provision of this Agreement be waived or changed, without the prior written consent thereto of CITBC or its successors or assigns.

21. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF CITBC AND CREDITOR EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY

JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF CREDITOR AND CITBC WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF CITBC AND CREDITOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT CITBC OR CREDITOR MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth in the first paragraph hereof.

BRENDA RHODES

Address:	2041 Mill Road Novato, California 94947

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation

By:

Title:

Hall, Kinion & Associates, Inc., a Delaware corporation, Group-IPEX, Inc., a California corporation, and OnStaff Acquisition Corporation, a Delaware corporation, being the Borrowers named in the foregoing Subordination Agreement, hereby accept and consent thereto and agree to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to The CIT Group/Business Credit, Inc. a New York corporation (“CITBC”), and to pay CITBC in accordance therewith.

Dated:                     , 2003.

HALL, KINION & ASSOCIATES, INC., a Delaware corporation

By:

Title:

GROUP-IPEX, INC., a California corporation

By:

Title:

ONSTAFF ACQUISITION CORPORATION, a Delaware corporation

By:

Title:

22. Schedule 1 – Company and Collateral Information

[to be provided by the Companies and Companies’ counsel]

Exact Company Name in State of Organization:

State of Incorporation or Formation:

Federal Tax I.D. No. [and State Organization No.]

Chief Executive Office:

Collateral Locations:

Schedule 2 – Guarantor Information

Huntington Acquisition Corporation

a Delaware corporation

icPlanent Corporation

a Delaware corporation

Interactive Acquisition Corporation

a Delaware corporation

TA Acquisition Corporation

a Delaware corporation

TKI Acquisition Corporation

a Delaware corporation

TKO Personnel Inc.

a California corporation